                        [ATTACHMENT A TO PROXY STATEMENT]



                                  FORM OF PROXY

                               THERMO VOLTEK CORP.

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 25, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Colin I.W. Baxter, John W. Wood Jr. and Kenneth J. Apicerno, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the stockholders of Thermo Voltek Corp., a Delaware corporation (the "Company"), to be held on March 25, 1999, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454-9046, and at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on February 11, 1999, with all of the powers the undersigned would possess if personally present at such meeting.

            (IMPORTANT--TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                         SPECIAL MEETING OF STOCKHOLDERS
                               THERMO VOLTEK CORP.
                                 MARCH 25, 1999

     1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of November 24, 1998 (the "Merger Agreement") pursuant to which TV Acquisition Corporation, a newly-formed company and wholly owned subsidiary of Thermedics Inc., will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their dissenters' rights, shares held by the Company in treasury and shares held by Thermedics Inc. and Thermo Electron Corporation) will become entitled to receive $7.00 in cash, without interest, for each outstanding share of common stock, $.05 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

            [  ]  For         [  ]  Against         [  ]  Abstain

     2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

            [  ]  For         [  ]  Against         [  ]  Abstain

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

     Copies of the Notice of Special Meeting and of the Proxy Statement have been received by the undersigned.


                                       PLEASE DATE, SIGN AND PROMPTLY
                                       RETURN THIS PROXY IN THE ENCLOSED
                                       ENVELOPE.

                                       Signature(s) ___________________________


                                       Date_____________________________________

                                       Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!